UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported) April 5, 2007

PACER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-49828

Tennessee	62-0935669
(State or other jurisdiction of incorporation)	(I.R.S. employer identification no.)

2300 Clayton Road, Suite 1200

Concord, CA 94520

Telephone Number (877) 917-2237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 5, 2007, Pacer International, Inc. (the “Company”) entered into a $250 million, five-year revolving credit agreement (the “2007 Credit Agreement”) with the lenders from time to time party thereto, the issuers of letters of credit from time to time party thereto, Bank of America, N.A., as Administrative Agent and Swing Line Lender, Bank of Montreal, as Syndication Agent, BMO Capital Markets Corp., as Joint Lead Arranger, Union Bank of California, N.A., LaSalle Bank National Association and Deutsche Bank Trust Company Americas, as Co-Documentation Agents, and Banc of America Securities LLC, as Joint Lead Arranger and Sole Book Manager.

Borrowings under the 2007 Credit Agreement will bear interest, at the Company’s option, at a base rate plus a margin between 0.0% and 0.5% per annum, or at a Eurodollar rate plus a margin between 0.625% and 1.75% per annum, in each case depending on the Company’s leverage ratio. The base rate is the higher of the prime lending rate of the administrative agent or the federal funds rate plus  1/2 of 1%. The Company’s obligations under the 2007 Credit Agreement are guaranteed by all of its direct and indirect domestic subsidiaries and is secured by a pledge of all of the stock or other equity interests of its domestic subsidiaries and a portion of the stock or other equity interests of certain of its foreign subsidiaries.

The 2007 Credit Agreement also provides for letter of credit fees between 0.625% and 1.75%, and a commitment fee payable on the unused portion of the facility, which shall accrue at a rate per annum ranging from 0.125% to 0.350%, in each case depending on the Company’s leverage ratio.

The 2007 Credit Agreement contains affirmative, negative and financial covenants customary for such financings, including, among other things, limits on the incurrence of debt, the incurrence of liens, and mergers and consolidations and leverage and interest coverage ratios. It also contains customary representations and warranties. Breaches of the covenants, representations or warranties may give rise to an event of default. Other events of default include the Company’s failure to pay certain debt, the acceleration of certain debt, certain insolvency and bankruptcy proceedings, certain ERISA events or unpaid judgments over a specified amount, or a change in control as specified in the 2007 Credit Agreement.

The press release announcing execution of the 2007 Credit Agreement, the related guarantees and the pledge agreement is attached hereto as Exhibit 99.1 and the 2007 Credit Agreement, the related guaranty and the pledge agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively. The description of the 2007 Credit Agreement above is qualified in its entirety by reference to the full text of the 2007 Credit Agreement.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with its entry into the 2007 Credit Agreement described in Item 1.01 of this Form 8-K, the Company repaid all amounts due and owing under, and terminated, the Credit Agreement, dated as of June 10, 2003, among Pacer International, Inc., various lending institutions, Credit Suisse First Boston, Cayman Islands Branch and Harris Trust & Savings Bank, as Co-Documentation Agents, Bear Stearns Corporate Lending Inc. and Credit Lyonnais New York Branch, as Co-Syndication Agents, and Deutsche Bank Trust Company Americas, as Administrative Agent, as amended by the First, Second and Third Amendments thereto. In connection with such termination, all security interests granted to the lenders thereunder were released and terminated.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits. The following exhibits are filed as part of this report:

(d) Exhibits

Exhibit 10.1	Credit Agreement, dated April 5, 2007, among Pacer International, Inc., the lenders from time to time party thereto, the issuers of letters of credit from time to time party thereto, Bank of Montreal, as Syndication Agent, BMO Capital Markets Corp., as Joint Lead Arranger, Union Bank of California, N.A., LaSalle Bank National Association and Deutsche Bank Trust Company Americas, as Co-Documentation Agents, Banc of America Securities LLC, as Joint Lead Arranger and Sole Book Manager, and Bank of America, N.A., as Swing Line Lender and Administrative Agent

Exhibit 10.2	Guaranty dated April 5, 2007 of the Guarantors named on the signature pages thereof in favor of the Administrative Agent, the lenders from time to time party thereto, the issuers of letters of credit from time to time party thereto and certain other persons

Exhibit 10.3	Pledge Agreement, dated as of April 5, 2007, between each Pledgor named in the signature pages thereof and Bank of America, N.A., as Administrative Agent

Exhibit 99.1	Press Release dated April 9, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACER INTERNATIONAL, INC.
A Tennessee Corporation

Dated:	April 9, 2007	By:	/s/ Lawrence C. Yarberry
Executive Vice President and Chief
Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER
10.1	Credit Agreement dated April 5, 2007, among Pacer International, Inc., the lenders from time to time party thereto, the issuers of letters of credit from time to time party thereto, Bank of Montreal, as Syndication Agent, BMO Capital Markets Corp., as Joint Lead Arranger, Union Bank of California, N.A., LaSalle Bank National Association and Deutsche Bank Trust Company Americas, as Co-Documentation Agents, Banc of America Securities LLC, as Joint Lead Arranger and Sole Book Manager, and Bank of America, N.A., as Swing Line Lender and Administrative Agent

10.2	Guaranty dated April 5, 2007 of the Guarantors named on the signature pages thereof in favor of the Administrative Agent, the lenders from time to time party thereto, the issuers of letters of credit from time to time party thereto and certain other persons

10.3	Pledge Agreement, dated April 5, 2007, between each Pledgor named in the signature pages thereof and Bank of America, N.A., as Administrative Agent

99.1	Press Release dated April 9, 2007